Exhibit 2.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (including all schedules, exhibits and other agreements attached hereto or made a part hereof, this “Amendment”) is made and entered into as of March 6, 2015, by and among Carlisle Companies Incorporated, a Delaware corporation (“Purchaser Parent”), Carlisle Fluid Technologies, Inc., a Delaware corporation (“US Purchaser”), Graco Inc., a Minnesota corporation (“Graco”), and Finishing Brands Holdings Inc., a Minnesota corporation (“Graco US Finishing Brands”).

WITNESSETH:

WHEREAS, Purchaser Parent, US Purchaser, Graco and Graco US Finishing Brands are parties to that certain Asset Purchase Agreement, dated as of October 7, 2014 (the “Asset Purchase Agreement”); and

WHEREAS, the parties desire to amend the Asset Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Asset Purchase Agreement.

2.                                      Incorporation by Reference.  The Asset Purchase Agreement is hereby specifically referred to and incorporated as a part of this Amendment.  In all respects, other than as specifically herein amended, the terms and conditions of the Asset Purchase Agreement shall continue in full force and effect.

3.                                      Definition of Business Intellectual Property.  The Asset Purchase Agreement is hereby amended by deleting in its entirety the definition of “Business Intellectual Property” contained in Article 1 of the Asset Purchase Agreement and replacing it with the following:

“Business Intellectual Property” means: (a) all Intellectual Property that is owned by any Asset Selling Subsidiary related to the Liquid Finishing Business (exclusive of the Stray Powder Business), including, but not limited to, any Intellectual Property owned by any Asset Selling Subsidiary related to the Liquid Finishing Business (exclusive of the Stray Powder Business) that is listed on Schedule 1.4 and any DeKups Intellectual Property that is owned by any Asset Selling Subsidiary; (b) all Intellectual Property that is owned by any Asset Selling Subsidiary and is necessary for making, having made, using, offering for sale, selling, importing or exporting DeVilbiss Powder Finishing Products, including, but not limited to, any such Intellectual Property owned by any Asset Selling Subsidiary that is listed on Schedule 1.4; (c) all Intellectual Property that is owned by any Asset Selling Subsidiary and is necessary for making, having made, using, offering for sale, selling, importing or exporting Ransburg Powder Finishing Products, including, but not limited to, any such Intellectual Property owned by any Asset Selling Subsidiary that is listed on Schedule 1.4 and any Divested Stray Ransburg Powder IP that is owned by any Asset Selling Subsidiary; and (d) all Intellectual Property that is owned by any Acquired Subsidiary, including, but not limited to, any Intellectual Property owned by any Acquired Subsidiary that is listed on Schedule 1.4, any DeKups Intellectual Property that is owned by any Acquired Subsidiary, any Divested Stray Ransburg Powder IP that is owned by any Acquired Subsidiary, and any Intellectual Property owned by any Acquired Subsidiary that is listed on Schedule 1.4 and necessary for making, having made, using, offering for sale, selling, importing or exporting DeVilbiss Powder Finishing Products; provided, however, that, notwithstanding the foregoing, Business Intellectual Property shall specifically exclude: (i) any and all Excluded Domain Names; (ii) any and all Retained Stray Ransburg Powder IP; (iii) any and all Intellectual Property related to the Powder Finishing Business, except to the extent that any such Intellectual Property is DeKups Intellectual Property, is set forth on Schedule 1.2(a) or Schedule 1.4 or is ordered pursuant to the Final Order to be divested by Graco, in which case such Intellectual Property shall constitute Business Intellectual Property even if related to the Powder Finishing Business; and (iv) any and all Intellectual Property related to the Graco Liquid Finishing Business.

4.                                      Definition of Gema Powder Finishing Products.  The Asset Purchase Agreement is hereby further amended by inserting the following definition of “Gema Powder Finishing Products” in Article 1 of the Asset Purchase Agreement in such place so as to maintain the alphabetical order of the defined terms contained in Article 1 of the Asset Purchase Agreement:

“Gema Powder Finishing Products”  means the powder finishing systems and products (other than the powder finishing systems and products described in clauses (b) and (c) of the definition of Liquid Finishing Business Products) that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, including, but not limited to, powder finishing systems and products under the Gema trademarks or brand names that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, as well as any improvements or additions to the foregoing powder finishing systems and products that are specifically directed to developing, assembling, manufacturing, distributing, selling or servicing such powder finishing systems and products.

5.                                      Definition of Liquid Finishing Business Products.  The Asset Purchase Agreement is hereby further amended by inserting the following definition of “Liquid Finishing Business Products” in Article 1 of the Asset Purchase Agreement in such place so as to maintain the alphabetical order of the defined terms contained in Article 1 of the Asset Purchase Agreement:

“Liquid Finishing Business Products” means: (a) the liquid finishing systems and products that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, including, but not limited to, liquid finishing systems and products under the

Binks, DeVilbiss, Ransburg and BGK trademarks or brand names that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, as well as any improvements or additions to the foregoing liquid finishing systems and products described in this clause (a) that are specifically directed to developing, assembling, manufacturing, distributing, selling or servicing such liquid finishing systems and products; (b) the DeVilbiss Powder Finishing Products that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, any predecessor product to the foregoing products described in this clause (b), and any pre-Closing improvements or additions to the foregoing products described in this clause (b) to the extent not covered by any valid claim of any Acquired ITW Intellectual Property that is not Business Intellectual Property, including, but not limited to, Category 1 Graco Licensed Intellectual Property and Category 2 Graco Licensed Intellectual Property (in each case, as defined in the Cross License Agreement); and (c) the Ransburg Powder Finishing Products that were manufactured, sold or serviced by ITW Parent or any of its Affiliates prior to the consummation of the transactions contemplated by the ITW Purchase Agreement, any predecessor product to the foregoing products described in this clause (c), any pre-Closing improvements or additions to the foregoing products described in this clause (c) to the extent not covered by any valid claim of any Acquired ITW Intellectual Property that is not Business Intellectual Property, including, but not limited to, Category 1 Graco Licensed Intellectual Property and Category 2 Graco Licensed Intellectual Property (in each case, as defined in the Cross License Agreement), and any pre-Closing improvements or additions to any of the Ransburg Powder Finishing Products identified on Schedule 1.6(b) that were manufactured, sold or serviced by the Stray Powder Business (whether as operated by ITW Parent or any of its Affiliates or by Graco or any of its Affiliates) prior to the Closing to the extent covered by a valid claim of U.S. Patent No. 6,562,138 or any continuations, divisionals, continuations-in-part, reissues, reexaminations or foreign counterparts of U.S. Patent No. 5,686,149 (which expired or was abandoned prior to the date hereof) but not to the extent covered by any valid claim of any other Acquired ITW Intellectual Property that is not Business Intellectual Property.

6.                                      Deletion of Certain Definitions.  The Asset Purchase Agreement is hereby further amended by deleting in their entirety the definitions of “Competitive Powder Finishing Product,” “DeVilbiss Powder Finishing Products Field of Use,” “Existing Powder Finishing Business Customer,” “Historical DeVilbiss Powder Finishing Products,” “Historical Gema Powder Finishing Products,” “Historical Liquid Finishing Products,” “Historical Ransburg Powder Finishing Products” and “Ransburg Powder Finishing Products Field of Use” contained in Article 1 of the Asset Purchase Agreement.

7.                                      Section 6.1(d).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety the language, “(including, but not limited, to the Final Order and the Hold Separate Trustee,” contained in the first sentence of Section 6.1(d) of the Asset Purchase Agreement and replacing it with the following: “(including, but not limited to, the Final Order) and the Hold Separate Trustee.”

8.                                      Section 6.1(j)(ii).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Section 6.1(j)(ii) of the Asset Purchase Agreement and replacing it with the following:

(ii)                                  As soon as reasonably practicable following the date hereof, (1) Purchaser Parent will notify Graco of the identity of each Subsidiary of Purchaser Parent that will execute a Non-U.S. Subsidiary Purchase Agreement.  Graco shall, and shall cause the Subsidiary Sellers to, duly execute and deliver, and Purchaser Parent shall, and shall cause its applicable Subsidiaries (whether existing as of the date hereof or formed after the date hereof) to, duly execute and deliver, the Non-U.S. Subsidiary Purchase Agreements at Closing, or in the case of Graco China Finishing Brands, as soon as reasonably practicable following the date hereof to facilitate the government approval necessary to transfer the shares of Graco China Finishing Brands.  In the event that the government approval necessary to transfer the shares of Graco China Finishing Brands has not been secured, and the applicable Governmental Authority(ies) responsible for making the determination in respect of such government approval has not delivered a final written rejection of such transfer, and all other conditions set forth in Sections 7.1 and 7.2 (other than such conditions set forth in Sections 7.1 and 7.2 relating to the government approval necessary to transfer the shares of Graco China Finishing Brands and other than conditions set forth in Sections 7.1 and 7.2 with respect to actions that are to be taken at the Closing) have been waived or satisfied, the parties hereto shall nevertheless cause the Closing to occur and: (A) at the Closing, the parties hereto shall cause the applicable Seller and Purchaser under the Non-U.S. Subsidiary Purchase Agreement pursuant to which the shares of Graco China Finishing Brands are to be purchased and sold, to enter into a Beneficial Interest and Control Agreement, in form and substance reasonably satisfactory to Graco and Purchaser Parent, pursuant to which such applicable Seller and Purchaser agree (among other things) that, until such time as the government approval necessary to transfer the shares of Graco China Finishing Brands has been obtained, the business of Graco China Finishing Brands shall be operated for the benefit and burden of such applicable Purchaser, and such applicable Purchaser shall be entitled to control and direct all operations of Graco China Finishing Brands; and (B) notwithstanding anything to the contrary contained in this Agreement, the effectiveness of any representation, warranty, covenant or other agreement contained in this Agreement in respect of the shares of Graco China Finishing Brands (whether as an Acquired Asset or otherwise) shall be deemed to be suspended and of no effect from the Closing Date until such time as the government approval necessary to transfer the shares of Graco China Finishing Brands has been obtained and the actual transfer of the shares of Graco China Finishing Brands to the applicable Purchaser under the applicable Non-U.S. Subsidiary Purchase Agreement has occurred.  Each Subsidiary of Purchaser Parent that executes a Non-U.S. Subsidiary Purchase Agreement shall be deemed to be a Purchaser for all purposes under this Agreement (including for purposes of the representations and warranties set forth in Article 5), and, if such Subsidiary is formed after the date hereof, such Subsidiary shall nonetheless be deemed to be and shall be a Purchaser for all purposes under this Agreement as if such Subsidiary existed as of the date hereof.

9.                                      Section 6.2(d)(iii).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety the following sentence contained in Section 6.2(d)(iii) of the Asset Purchase Agreement: “In addition, Graco has informed Purchaser Parent and US Purchaser that certain Employees may be aware of information concerning the Powder Finishing Business due to the integration of portions of the Liquid Finishing Business with the Powder Finishing Business prior to the consummation of the transactions contemplated by the ITW Purchase Agreement (which information, for the avoidance of doubt, constitutes Graco Confidential Information); in connection therewith, Purchaser Parent and US Purchaser hereby agree to cause the Liquid Finishing Business not to exploit intentionally such information (A) for the commercial benefit of the Liquid Finishing Business or, (B) in connection with the discharge of any such Employee’s duties as an employee of the Liquid Finishing Business, to the commercial detriment of the Powder Finishing Business, in each case, during such five-year period, and Graco agrees that the awareness of such information by such Employees (without any intentional exploitation of such information in violation of the foregoing terms and conditions) shall not prevent, in any manner, the Liquid Finishing Business from competing with the Powder Finishing Business after the 18-month anniversary of the Closing.”

10.                               Section 6.2(f).  The Asset Purchase Agreement is hereby further amended by:

(a)                                 deleting in its entirety the heading to Section 6.2(f) and replacing it with the following: “Non-Solicitation/Hiring of Powder Finishing Business Employees”;

(b)                                 deleting in its entirety Section 6.2(f)(i) of the Asset Purchase Agreement;

(c)                                  deleting the word, “further,” in the language, “Purchaser Parent and US Purchaser further agree,” contained in the first sentence of Section 6.2(f)(ii) of the Asset Purchase Agreement; and

(d)                                 re-numbering Section 6.2(f)(ii) of the Asset Purchase Agreement as Section 6.2(f)(i), and re-numbering Section 6.2(f)(iii) of the Asset Purchase Agreement as Section 6.2(f)(ii).

11.                               Section 6.2(g).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Section 6.2(g) of the Asset Purchase Agreement and replacing it with the following:

(g)                                  Covenants Not to Sue.

(i)                                     From and after, and conditioned upon, the Closing, Graco, on behalf of itself and its Affiliates (whether or not presently existing, and including Sellers): (A) covenants not to join, file, prosecute or maintain any suit, in law or equity, or take any administrative action, either directly or indirectly through a third party, against Purchasers, Purchaser Parent, US Purchaser and their respective Affiliates (whether or not presently existing), integrators, distributors, licensees, manufacturers and customers, on the grounds that the research, development, manufacture, use, importation, exportation, distribution, offer to sell or sale, prior to the Closing Date of any Liquid Finishing Business Products, infringes any Acquired ITW Intellectual Property that is not

Business Intellectual Property; (B) covenants not to join, file, prosecute or maintain any suit, in law or equity, or take any administrative action, either directly or indirectly through a third party, against Purchasers, Purchaser Parent, US Purchaser and their respective Affiliates (whether or not presently existing), integrators, distributors, licensees, manufacturers and customers, on the grounds that the research, development, manufacture, use, importation, exportation, distribution, offer to sell or sale, after the Closing Date, (1) of any Liquid Finishing Business Products described in clause (a) of the definition of Liquid Finishing Business Products anywhere in the world, infringes any Acquired ITW Intellectual Property that is not Business Intellectual Property, (2) of any Liquid Finishing Business Products described in clause (b) of the definition of Liquid Finishing Business Products anywhere in South America, infringes any Acquired ITW Intellectual Property that is not Business Intellectual Property, or (3) of any Liquid Finishing Business Products described in clause (c) of the definition of Liquid Finishing Business Products in the transportation and related supply chain markets, infringes any Acquired ITW Intellectual Property that is not Business Intellectual Property; (C) covenants not to assert, directly or indirectly through a third party, against Purchasers, Purchaser Parent, US Purchaser and their respective Affiliates (whether or not presently existing) and any successors or assigns of the foregoing, any rights in any Acquired Intellectual Property that is not Business Intellectual Property if such assertion would interfere with the freedom of Purchasers, Purchaser Parent, US Purchaser or any of their respective Affiliates (whether or not presently existing) or any successor or assign of the foregoing, to practice in the research, development, manufacture, use, importation, export, distribution, offer to sell or sale (1) of any Liquid Finishing Business Products described in clause (a) of the definition of Liquid Finishing Business Products anywhere in the world, (2) of any Liquid Finishing Business Products described in clause (b) of the definition of Liquid Finishing Business Products anywhere in South America, or (3) of any Liquid Finishing Business Products described in clause (c) of the definition of Liquid Finishing Business Products in the transportation and related supply chain markets; and (D) covenants not to seek to challenge or invalidate any of the Business Intellectual Property in a civil action or administrative proceeding.  For purposes hereof, “Acquired ITW Intellectual Property” means any and all Intellectual Property that was acquired by Graco and its Affiliates from ITW Parent and its Affiliates in connection with the transactions contemplated by the ITW Purchase Agreement and, immediately prior to the Closing, is an asset of Graco or an Affiliate of Graco.

(ii)                                  From and after, and conditioned upon, the Closing, Purchaser Parent, on behalf of itself and its Affiliates (whether or not presently existing, and including Purchasers): (A) covenants not to join, file, prosecute or maintain any suit, in law or equity, or take any administrative action, either directly or indirectly through a third party, against Graco, Sellers, Graco US Finishing Brands and their respective Affiliates (whether or not presently existing), integrators, distributors, licensees, manufacturers and customers, on the grounds that the research, development, manufacture, use, importation, exportation, distribution, offer to sell or sale of any Gema Powder Finishing Products anywhere in the world, infringes any of the Acquired ITW Intellectual Property that is Business Intellectual Property; (B) covenants not to assert, directly or indirectly through a third party, against Graco, Sellers, Graco US Finishing Brands and their respective Affiliates (whether or not presently existing) and any successors or assigns of the foregoing, any rights in any Acquired Intellectual Property that is Business Intellectual Property if such assertion would interfere with the freedom of Graco, Sellers, Graco US Finishing Brands or any of their respective Affiliates (whether or not presently existing) or any successor or assign of the foregoing, to practice in the research, development, manufacture, use, importation, export, distribution, offer to sell or sale of any Gema Powder Finishing Products; and (C) covenants not to seek to challenge or invalidate any of the Acquired ITW Intellectual Property that is not Business Intellectual Property in a civil action or administrative proceeding.

12.                               Section 7.1(d).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Section 7.1(d) of the Asset Purchase Agreement and replacing it with the following:

(d)                                 Approvals; Absence of Certain Legal Proceedings.  Subject to Section 6.1(j)(ii) in respect of the approval of any Governmental Authority that is necessary for the transfer of the shares of Graco China Finishing Brands, the parties shall have received all approvals, authorizations, and consents of all Governmental Authorities required in connection with the consummation of the transactions contemplated by this Agreement and any waiting period under non-U.S. antitrust or competition laws applicable to the transactions contemplated hereby shall have expired or shall have been duly terminated, and all approvals and clearances required under U.S. and non-U.S. antitrust or competition laws applicable to the transactions contemplated hereby shall have been received.  No suit or other legal proceeding shall be pending or shall have been commenced that seeks to restrict or prohibit the transactions contemplated by this Agreement.

13.                               Section 7.2(c).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Section 7.2(c) of the Asset Purchase Agreement and replacing it with the following:

(c)                                  Approvals; Absence of Certain Legal Proceedings.  Subject to Section 6.1(j)(ii) in respect of the approval of any Governmental Authority that is necessary for the transfer of the shares of Graco China Finishing Brands, the parties shall have received all approvals, authorizations, and consents of all Governmental Authorities required in connection with the consummation of the transactions contemplated by this Agreement and any waiting period under non-U.S. antitrust or competition laws applicable to the transactions contemplated by hereby shall have expired or shall have been duly terminated, and all approvals and clearances required under U.S. and non-U.S. antitrust or competition laws applicable to the transactions contemplated hereby shall have been received.  No suit or other legal proceeding shall be pending or shall have been commenced that seeks to restrict or prohibit the transactions contemplated by this Agreement.

14.                               Section 9.1(a).  The Asset Purchase Agreement is hereby further amended by:

(a)                                 inserting the word, “or,” following the semi-colon at the end of Section 9.1(a)(vi) of the Asset Purchase Agreement;

(b)                                 deleting in its entirety Section 9.1(a)(vii) of the Asset Purchase Agreement; and

(c)                                  re-numbering Section 9.1(a)(viii) of the Asset Purchase Agreement as Section 9.1(a)(vii).

15.                               Section 9.1(b).  The Asset Purchase Agreement is hereby further amended by deleting in their entirety each reference to the language, “Section 9.1(a)(ii), (iii), (iv), (v), (vi), (vii) or (viii),” contained in Section 9.1(b) of the Asset Purchase Agreement and replacing each such reference with the following: “Section 9.1(a)(ii), (iii), (iv), (v), (vi) or (vii).”

16.                               Section 9.10.  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Section 9.10 of the Asset Purchase Agreement and replacing it with the following:

9.10                        No Third-Party Rights; Interplay with Final Order.

(a)                                 No Third-Party Rights; Effect of Non-Compliance.  Except as expressly contemplated by this Agreement, nothing in this Agreement is intended, nor may be construed, to confer upon or give any Person, other than the parties hereto and the Persons entitled to indemnification under Article 8, any rights or remedies under or by reason of this Agreement.  Notwithstanding the foregoing, Graco affirms that this Agreement, upon the approval of the FTC, shall constitute the Divestiture Agreement under and as defined in the Final Order and, as provided in the Final Order, Graco’s failure to comply with the terms of this Agreement shall constitute Graco’s failure to comply with the Final Order.

(b)                                 Incorporation of Final Order and Supremacy.  The terms and requirements of the Final Order shall govern this Agreement and the Ancillary Agreements and, to the extent they pertain to this Agreement or an Ancillary Agreement, as the case may be, or its terms and provisions, are hereby deemed incorporated by reference herein. The parties further agree that neither this Agreement nor any Ancillary Agreement shall limit or contradict, or be construed to limit or contradict, the terms of the Final Order, it being understood that nothing in the Final Order shall be construed to reduce any rights or benefits of the Commission-approved Acquirer (as defined in the Final Order) or to reduce any obligations of Graco or Graco US Finishing Brands under this Agreement.

17.                               Elimination of Schedule 1.6(a).  The Asset Purchase Agreement is hereby further amended by deleting in its entirety Schedule 1.6(a) to the Asset Purchase Agreement.

18.                               Exhibit B — Mutual Transition Services Agreement.  The Asset Purchase Agreement is hereby further amended by deleting in its entirety the form of Mutual Transition Services Agreement attached as Exhibit B to the Asset Purchase Agreement and replacing it with the form of Mutual Transition Services Agreement attached as Schedule I hereto.

19.                               Exhibit C — Cross License Agreement.  The Asset Purchase Agreement is hereby further amended by deleting in its entirety the form of Cross License Agreement attached as Exhibit C to the Asset Purchase Agreement and replacing it with the form of Cross License Agreement attached as Schedule II hereto.

20.                               Miscellaneous.  This Amendment will be construed under and governed by the laws of the State of Delaware without regard to the conflicts of law principles of any jurisdiction.  This Amendment may be executed in any number of counterparts and delivered via facsimile or other form of electronic transmission (including pdf. transmission), each of which will be deemed an original and all of which will constitute one agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Asset Purchase Agreement as of the date first written above.

CARLISLE COMPANIES INCORPORATED

/s/ Kevin P. Zdimal
Name:	Kevin P. Zdimal
Its:	Vice President and Chief Accounting Officer

CARLISLE FLUID TECHNOLOGIES, INC.

/s/ Kevin P. Zdimal
Name:	Kevin P. Zdimal
Its:	Treasurer

GRACO INC.

/s/ Patrick J. McHale
Name:	Patrick J. McHale
Its:	President and Chief Executive Officer

FINISHING BRANDS HOLDINGS INC.

/s/ James A. Graner
Name:	James A. Graner
Its:	President